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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 14, 2001


                        SELECT MEDIA COMMUNICATIONS, INC.
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                Exact Name of Registrant as Specified in Charter)

         New York                    000-24706                  13-3415331
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(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)


    475 Park Avenue South, 10th Floor, New York, NY                10016
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       (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code (212) 545-1785


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(Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Select Media Communications, Inc. (the "Company") has entered into an exchange agreement (the "Exchange Agreement"), dated as of November 9, 2001, with Antra Holdings Group, Inc. ("Antra") and certain holders of Antra's common stock (the "Holders"), pursuant to which the Company will issue to the Holders
0.22 shares of the common stock of the Company, par value $.001 per share (the "Company Common Stock") in exchange for each share of Antra common stock, par value $.001 per share (the "Antra Common Stock"), held by them. The maximum number of shares of Company Common Stock issuable under the Exchange Agreement is 2,750,000 shares, subject to a one-time formula reset provision one year from the date of closing, based upon the average for each of the 20 previous trading days of the daily volume weighted average price of Company Common Stock as reported by Bloomberg Financial using the VAP function ("VAP"). If the VAP is less than $2.50 per share, additional shares will be issued to each Holder based on the formula. The obligation of the Company to consummate the transaction is subject to Holders of not less than 90% of the issued and outstanding shares of Antra Common Stock on a fully diluted basis (as adjusted for any shares of common stock of Antra owned by the Company), delivering their Antra Common Stock to the Company pursuant to the terms of the Exchange Agreement. The Holders will receive certain "piggy-back" registration rights pursuant to a registration rights agreement (the "Registration Rights Agreement") to be executed and delivered at closing, but the shares of Company Common Stock received by the Holders which may be re-sold in the public markets will be subject to certain volume restrictions for a period of four (4) years from closing. A copy of the Exchange Agreement and the form of Registration Rights Agreement are filed as exhibits herewith, and are incorporated herein by reference.


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         Antra is a full-service record and publishing company focusing on the resourcing of talent and marketing of new music together with the production, acquisition, licensing, publishing and distribution of high-quality recorded music in the musical genres of Urban Music -- which includes Urban/Rap/Hip-Hop and Rhythm and Blues, with some interest in Rock and Pop. Its primary artists are Kurupt and the Spooks. The Spooks' single record Things I've Seen, shipped over 1 million copies in Europe. Kurupt's last album Tha Streetz Is A Mutha, shipped over 500,000 copies in the United States. In July 2001, shipment began of Kurupt's latest album Space Boogie: Smoke Oddessey. Over 400,000 copies have already been shipped. Such shipments are subject to returns.

         Antra has produced and released two soundtracks for an HBO Original Production, Disappearing Acts, starring Wesley Snipes and Sanaa Lathan and for the motion picture, Once In The Life, a directorial debut for Oscar(R) nominated actor, Laurence Fishburne. In September, 2001 Antra released its third soundtrack for Lions Gate motion picture release of "O" which is a modern adaptation of Shakespeare's Othello starring Martin Sheen, Mekhi Phifer, Josh Harnett and Julia Stiles.

         Antra has a distribution and services agreement with Artemis Records. Artemis distributes records including distribution through RED Distribution, Inc., which is partially owned by Edel and Sony Corporation (NYSE:SNE).

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         In connection with the transactions which are to occur under the
Exchange Agreement, the Company entered into a subscription agreement (the "Subscription Agreement"), and on November 27, 2001, consummated the transactions contemplated by the Subscription Agreement, pursuant to which the Company issued $6,968,414 principal amount of its two-year 7% secured convertible notes (the "Secured Exchange Convertible Notes") to holders of Antra secured convertible notes (the "Antra Note Holders") in exchange for $4,790,691 principal amount of outstanding secured convertible notes of Antra, together with accrued interest and penalties. As consideration for entering into this transaction, pursuant to a separate agreement between the Company and Antra, the Company will receive from Antra 9,250,000 shares of Antra Common Stock upon the closing of the Exchange Agreement. The Secured Exchange Convertible Notes are redeemable by the Company at any time prior to maturity at 115% of the face amount of the Secured Exchange Convertible Notes and are convertible into Company Common Stock, at a formula conversion price initially not to exceed $3.50 per share. In addition, under the terms of the Subscription Agreement, the Company borrowed $250,000 and issued two-year 7% secured convertible promissory notes (the "SMTV Convertible Notes") as evidence thereof. The SMTV Convertible Notes are convertible into Company Common Stock, at a formula conversion price initially not to exceed $2.50 per share. The proceeds of the SMTV Convertible Notes will be used to pay certain payables of Antra and expenses of the transactions under the Subscription Agreement. Pursuant to the terms of the Subscription Agreement, the Company also issued five-year warrants (the "Warrants") to the Antra Note Holders to purchase one million (1,000,000) shares of Company Common Stock, at an exercise price initially of $2.50 per share.

         The Holders of the Secured Exchange Convertible Notes, SMTV Convertible Notes and Warrants received certain demand and "piggy-back" registration rights with respect to Company Common Stock issuable upon conversion or exercise, as the case may be, of the Secured Exchange Convertible Notes, SMTV Convertible Notes and Warrants (collectively, the "Registrable Securities"). The Company has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") not later than February 4, 2002 covering the Registrable Securities. The Subscription Agreement contains penalties if the Company does not timely file the registration statement and register the Registrable Securities as provided therein. The Registrable Securities will be subject to certain volume restrictions if re-sold in the public markets for a period of four (4) years from closing. If the transactions contemplated by the Exchange Agreement are consummated, the Company will pledge the Antra Common Stock it receives under the Exchange Agreement and certain of the Company's assets as security for the Company's obligations under the Secured Exchange Convertible Notes and the SMTV Convertible Notes.

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         The Registrable Securities issued pursuant to the Subscription
Agreement were offered and sold pursuant to an exemption from the registration requirements provided by Regulation D under the Securities Act of 1933, as amended. A copy of the Subscription Agreement, together with the form of Secured Exchange Convertible Notes, SMTV Convertible Notes and Warrant are filed as exhibits herewith, and are incorporated herein by reference.

         Finally, concurrently with the foregoing transactions, the Company entered into a Private Equity Line of Credit Agreement (the "PELC Agreement") with Grenville Financial Ltd. (the "Investor"), pursuant to which the Company may receive up to $20,000,000 in equity financing at the Company's option, which option is exercisable after the Company registers for resale the shares of Company Common Stock issuable upon exercise of this option and satisfies certain other conditions specified in the PELC Agreement. If the Company exercises its option, the Company may require the Investor to purchase shares of Company Common Stock issuable pursuant to the PELC Agreement (the "Put Shares") at a formula price specified in the PELC Agreement, provided that at no time would the Investor be required to purchase Put Shares, if as a result, it would hold more than 4.99% of Company Common Stock. Pursuant to the terms of a registration rights agreement (the "PELC Registration Rights Agreement") executed in connection with the PELC Agreement, the Company has agreed to file a registration statement with the SEC not later than February 4, 2002 covering the Put Shares and the Warrant Shares (as hereinafter defined). The Registration Rights Agreement contains certain penalties if the Company does not timely file the registration statement, have the registration statement declared effective or maintain the effectiveness of the registration statement as provided therein. In connection with the PELC Agreement, the investors received five-year warrants (the "PELC Warrants") to purchase 75,000 shares of Company Common Stock (the "Warrant Shares") at an initial exercise price of $0.44 per share, which was 110% of the closing bid price on the OTC Bulletin Board of Company Common Stock on the trading day immediately prior to the execution and delivery of the PELC Agreement.

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         The PELC Agreement and the Warrants were offered and sold pursuant to an exemption from the registration requirements provided by Regulation D under the Securities Act of 1933, as amended. A copy of the PELC Agreement, the PELC Registration Rights Agreement and the form of PELC Warrant are filed as exhibits herewith and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 4.1 Form of Secured Exchange Convertible Note, issued pursuant to the Subscription Agreement (as defined in Exhibit 10.3 below)

Exhibit 4.2 Form of SMTV Convertible Note, issued pursuant to the Subscription Agreement (as defined in Exhibit 10.3 below)

Exhibit 4.3 Form of Common Stock Purchase Warrant, issued pursuant to the Subscription Agreement (as defined in Exhibit 10.3 below)

Exhibit 4.4 Form of Common Stock Purchase Warrant, issued pursuant to the PELC Agreement (as defined in Exhibit 10.4 below)


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Exhibit 10.1      Exchange Agreement, dated as of November 9, 2001, by and among
                  Select Media Communications, Inc., Antra Holdings Group, Inc. ("Antra") and certain holders of common stock of Antra (the "Holders"), together with the list of Holders and the form of Registration Rights Agreement as exhibits thereto

Exhibit 10.2 Agreement, dated as of November 9, 2001, by and between Select Media Communications, Inc. (the "Company") and Antra Holdings Group, Inc. ("Antra") pursuant to which Antra will issue 9,250,000 shares of its common stock to the Company

Exhibit 10.3 Subscription Agreement, dated as of November 16, 2001 (the "Subscription Agreement"), by and between Select Media Communications, Inc. and the subscribers listed therein

Exhibit 10.4 Private Equity Line of Credit Agreement, dated as of November 27, 2001 (the "PELC Agreement"), by and between Select Media Communications, Inc. and Grenville Financial Ltd.

Exhibit 10.5 Registration Rights Agreement, dated as of November 27, 2001 by and between Select Media Communications, Inc. and Grenville Financial Ltd.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Select Media Communications, Inc.
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                                               (Registrant)



Date  December 14, 2001                   By:  /s/  James F. Mongiardo
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                                               James F. Mongiardo
                                               Chief Executive Officer


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